             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees of Hallmark Investment Series Trust and Shareholders of
Hallmark First Mutual Fund and Hallmark Total Return Bond Fund:

In our opinion, the accompanying statements of assets and liabilities, including the schedules of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Hallmark First Mutual Fund
(formerly, Trainer Wortham First Mutual Fund) and Hallmark Total Return Bond
Fund (formerly, Trainer Wortham Total Return Bond Fund) (two of the portfolios constituting Hallmark Investment Series Trust, hereafter referred to as the
"Funds") at June 30, 2005, and the results of each of their operations, the changes in each of their net assets and the financial highlights for the year then ended, in conformity with accounting principles generally accepted in the
United States of America. These financial statements and financial highlights
(hereafter referred to as "financial statements") are the responsibility of the
Funds' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.
We believe that our audit, which included confirmation of securities at June 30,
2005 by correspondence with the custodian and brokers, provides a reasonable basis for our opinion. The statements of changes in net assets and the financial highlights for the Funds for the periods prior to the year ended June 30, 2005 were audited by other independent registered public accountants whose report dated July 23, 2004 and July 27, 2004 expressed an unqualified opinion on those statements.

PricewaterhouseCoopers LLP
October 26, 2005